UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

                          December 17, 2009

Date of Report (Date of earliest event reported)

OVERSEAS SHIPHOLDING GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

               1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue

             New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On December 17, 2009, the Registrant issued a press release announcing that as of 5:00 p.m., NYC time, on December 16, 2009, approximately 267,419 common units (the “Units”) of OSG America L.P. (“OSG America” or the “Partnership”; NYSE: OSP), were validly tendered and accepted for purchase in the subsequent offering period by its wholly owned subsidiary, OSG Bulk Ships, Inc. (“OSG Bulk”). OSG Bulk has made payment to BNY Mellon Shareowner Services, which is acting as the Depositary in connection with the tender offer and subsequent offering period, for the accepted Units. A copy of the press release is attached to this Report as Exhibit 99.1 and hereby incorporated herein by reference.

On December 17, 2009, the Registrant issued a press release announcing that at 5:00 p.m., NYC time, on December 17, 2009, its wholly-owned subsidiary OSG Bulk Ships, Inc. purchased the remaining 1,077,639 common units (the “Units”) of OSG America L.P. (“OSG America” or the “Partnership”; NYSE: OSP) outstanding and not already owned by OSG’s subsidiaries through exercise of its repurchase right pursuant to Section 15.01 of the amended and restated limited partnership agreement of the Partnership. A copy of the press release is attached to this Report as Exhibit 99.2 and hereby incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated December 17, 2009
99.2	Press Release dated December 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: December 21, 2009	By	/s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 17, 2009
99.2	Press Release dated December 17, 2009